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                                                                    EXHIBIT 3.21

State of New York        ss:
Department of State

I hereby certify, that the certificate of incorporation of PHIBRO CHEMICALS, INC. was filed on 12/20/1985, with perpetual duration, and that a diligent examination has been made of the index of corporation papers filed in this Department for a certificate, order, or record of a dissolution, and upon such examination, no such certificate, order or record has been found, and that so far as indicated by the records of this Department, such corporation is a subsisting corporation.

I further certify the following:

A Biennial Statement was filed 01/08/1993.

A Biennial Statement was filed 12/10/1993.

A Biennial Statement was filed 12/10/1997.

I further certify, that no other certificates have been filed by such corporation.

Witness my hand and the official seal of the Department of State at the City of Albany, this 18th day of May one thousand nine hundred and ninety-eight.


/s/
---------------------------------
Special Deputy Secretary of State

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State of New York        ss:
Department of State

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

Witness my hand and seal of the Department of State on May 20, 1998


/s/
---------------------------------
Special Deputy Secretary of State

DOS-1266 (5/96)

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CERTIFICATION OF INCORPORATION
OF
PHIBRO CHEMICALS, INC.


UNDER SECTION 402 OF THE
BUSINESS CORPORATION LAW OF THE STATE OF NEW YORK


I, DONALD A. HAMBURG, being a natural person over the age of 18 years, for the purpose of forming a corporation pursuant to Section 402 of the Business Corporation Law, do hereby certify as follows:

     FIRST: The name of the corporation (the "Corporation") is PHIBRO CHEMICALS, INC.

     SECOND: The purposes for which the Corporation is formed are to engage in any lawful act for which corporations may be organized under the Business Corporation Law, but the Corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

     THIRD: The office of the Corporation is to be located in the City of New York, County of New York, State of New York.

     FOURTH: The aggregate number of shares which the Corporation shall have authority to issue shall be 200 shares of Common Stock, without par value.

     FIFTH: The Secretary of State of the State of New York is designated as agent of the Corporation upon whom process against the Corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is: c/o Weitzner, Levine, Hamburg, Maley & Walzer, 230 Park Avenue, New York, New York 10169.

     IN WITNESS WHEREOF, the undersigned has made, signed, and affirmed the truth of the statements contained in this Certificate under the penalty of perjury, this 11th day of December, 1985.


/s/ Donald A. Hamburg
---------------------
Name:     Donald A. Hamburg
Address:  230 Park Avenue
New York, New York 10169